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                                                                  EXHIBIT 99.2

                          CONSENT OF PROPOSED DIRECTOR

         I, Joel Whittenhall, hereby consent to the use of my name in the Form SB-2 Registration Statement (the "Registration Statement") of Southern Community Bancorp, a Florida corporation (the "Company"), as an individual who will be appointed to serve as a director of the Company following the organization of Southern Community Bank of Southwest Florida.

June 16, 2000

                                                     /s/ JOEL WHITTENHALL
                                                     --------------------------
                                                     JOEL WHITTENHALL